                           IWL COMMUNICATIONS, INCORPORATED

                            REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Registration Rights Agreement") is made as of January 22, 1998, by and among IWL Communications, Incorporated, a Texas corporation ("IWL"), and Nera Limited incorporated in England and Wales ("Nera").

     WHEREAS, Nera as a shareholder of Integrated Communications and Engineering Limited ("ICEL") has sold its shares of ICEL to IWL in exchange for cash and for the issuance of a certain number of the $.01 par value per share shares of Common Stock of IWL ("IWL Common Stock") pursuant to that Agreement dated as of January 22, 1998 (the "Share Purchase Agreement");

     NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

     1.   DEFINITIONS.  As used in this Registration Rights Agreement:

          a.   "1934 Act" means the Securities Exchange Act of 1934, as amended.

          b.   "Act" means the Securities Act of 1933, as amended.

          c.   "Commission" means the Securities and Exchange Commission.

          d. "Completion Date" means the date on which the completion of the sale and purchase of all the issued shares in the capital of ICEL in accordance with the Share Purchase Agreement occurs.

          e. "Expiration Date" means the date that is two years after the Completion Date.

          f. "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by IWL with the Commission.

          g. "Holders" means (i) Nera, and (ii) any company which is a permitted transferee of Registrable Securities from Nera pursuant to Section
12.6 of the Share Purchase Agreement.

          h. "Registrable Securities" means the shares of IWL Common Stock issued to the Holders pursuant to the Share Purchase Agreement rounded to the nearest integral amount.

     Terms not otherwise defined herein have the meanings given to them in the Share Purchase Agreement.

     2.   REGISTRATION.

          a. DEMAND REGISTRATION. From and after such time that IWL has qualified for the use of Form S-3 (or a successor form), the Holders of at least 10% of the Registrable Securities shall have the right to request the registration of Registrable Securities on Form S-3; provided, however, that IWL shall not be required to effect more than three (3) such registrations under this section 2(a) and in no event shall IWL be required to register Registrable Securities with an aggregate market value of less than $100,000. Any such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders. Upon receipt of such request, IWL shall use commercially reasonable efforts to cause the requested Registrable Securities to be registered under the Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the Commission within 30 days following the receipt of such request a registration statement in such form as is then available under the Act covering the Registrable Securities; provided, however, that each requesting Holder shall provide all such information and materials and take all such action as may be required under the Act to be provided or taken by such requesting Holder in order to permit IWL to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of IWL pursuant to this Registration Rights Agreement.

          b.   "PIGGY BACK" REGISTRATIONS.

               (i) If IWL shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or other than a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or other than a registration relating solely to shares to be sold in a transaction under Rule 145 of the Act, IWL will:

                    (A) Promptly give to each Holder of Registrable Securities written notice thereof (which shall include the number of shares IWL or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                    (B) Use its commercially reasonable efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after the date of delivery of the written notice from IWL described in clause (A) above. If the underwriter advises IWL that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then subject to such limitation such shares shall be registered in the following priority, (i) FIRST, IWL may offer all of the securities it proposes to register for its own account, (ii) SECOND, a holder of securities who has exercised demand registration rights for such registration shall be entitled to offer all the securities it proposes to register, and (iii) THIRD, any remaining securities requested to be registered that may, in the opinion of the underwriter, be sold, will be included in such registration pro rata among all shareholders who are entitled to include shares in such registration statement (subject to any piggy back registration rights granted by IWL prior to the date hereof that grant the holders of such rights preferential treatment in the event of any market cutbacks).

               (ii) IWL shall select the underwriter, if any, for an offering made pursuant to this Section 2(b).

     3. POSTPONEMENT OF REGISTRATION. Notwithstanding the provisions of subsection 2(a) and (b) above, if (i) in the good faith judgment of the Board of Directors of IWL, a registration requested pursuant to either of such subsections would be seriously detrimental to IWL or would impede or require the disclosure before it would otherwise be disclosed to the public of any pending merger, sale, acquisition or other transaction then under consideration by the Board of Directors ("Transaction Under Consideration"), and the Board of Directors of IWL concludes, as a result, that it is in the best interests of IWL to defer the filing of such registration statement at such time, and (ii) IWL furnishes to the Holders who requested registration under such subparagraph a certificate signed by the President of IWL stating that in the good faith judgment of the Board of Directors of IWL, it would be seriously detrimental to IWL for such registration statement to be filed in the near future, or that it would impede or require the disclosure before it would otherwise be disclosed to the public of any Transaction Under Consideration and that it is, in the best interests of IWL to defer the filing of such registration statement, then IWL shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental to IWL or during which time the filing would impede or require the disclosure of a Transaction Under Consideration before it is otherwise disclosed to the public, except that IWL may not defer the filing for a period of more than ninety (90) days after receipt of a request, and may not exercise its right of deferral more than once. In addition, IWL shall not be required to effect any demand registrations pursuant to Section 2(a) during any Lock-Up Period as defined in section 8 or within ninety (90) days after the effective date of any other registration statement filed by IWL (other than a registration statement on Form S-8).

     4. OBLIGATIONS OF IWL. IWL shall (i) prepare and file with the Commission the registration statement in accordance with Section 2 hereof with respect to the shares of Registrable Securities requested to be registered and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the earlier of the sale of all securities registered thereby or the expiration of ninety (90) days; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and comply with the provisions of the Act with respect to the sale or other disposition of all Registrable Securities proposed to be registered in such registration statement until the earlier of the sale of all of the shares of Registrable Securities so registered and the Expiration Date; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while IWL shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as such Holder shall reasonably request (provided that IWL shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     5. AVAILABILITY OF FORM S-3. IWL shall use its best efforts to qualify for registration on Form S-3 (or a successor form). However, if IWL is unable to qualify for registration on Form S-3 (or a successor form), or if Form S-3 (or a successor form) is not otherwise available for use by IWL, IWL shall have no obligations under Section 2(a) hereof. Pursuant to the eligibility requirements to use Form S-3, the earliest that IWL could qualify to use Form S-3 is June 12, 1998.

     6. EXPENSES. IWL shall pay the out-of-pocket expenses incurred by IWL, other than underwriting discounts and commissions attributable to the shares of the Holders, in connection with any registration of Registrable Securities pursuant to this Registration Rights Agreement, including, without limitation, all Commission, Nasdaq Stock Market, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of IWL's outside counsel and independent accountants. Notwithstanding the above, the fees and expenses of all counsel, accountants and advisors of the Holders shall be paid by the Holders pro rata on the basis of the number of their shares so registered.

     7. INDEMNIFICATION. In the event of any offering registered pursuant to this Registration Rights Agreement:

          a. IWL will indemnify each Holder, and each underwriter which facilitates the disposition of such Registered Securities, and each of their respective officers and directors, and each person controlling such Holder or underwriter within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Registration Rights Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by IWL of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to IWL in connection with any such registration, qualification or compliance, and will reimburse each Holder, underwriter and the respective officers, directors and controlling persons thereof, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that IWL will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to IWL in an instrument (including, but not limited to the Share Purchase Agreement of even date herewith) duly executed by any Holder.

          b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration, qualification or compliance is being effected, indemnify IWL, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of IWL's securities covered by such a registration statement, and each person who controls IWL or such underwriter within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse IWL, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to IWL in an instrument duly executed by such Holder (including, but not limited to the Share Purchase Agreement of even date herewith); provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds, after deduction of expenses and commissions, to each such Holder of Registrable Securities sold as contemplated herein.

          c. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that if Holder is the Indemnified Party and the defendants in any such action shall include both Holder, as the Indemnified Party, and the Indemnifying Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and otherwise participate in the defense of such action on behalf of such Indemnified Party and the fees and expenses of such counsel shall be paid by the Indemnifying Party. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Registration Rights Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially prejudiced as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          d. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection a. or b. above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.d. were determined by pro rata allocation (even if the Holders or any underwriters, or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.d. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section 7.d. to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

          e. The obligations of IWL and each Holder under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Registration Rights Agreement and otherwise.

     8. HOLDBACK AGREEMENTS. Each Holder shall enter into such agreements (including underwriting agreements and lock-up agreements) as the managing underwriter of any offering made by IWL and/or made by any selling shareholders, in each case of IWL's equity securities registered under the Act, shall reasonably request; provided that any holdback shall not exceed a period of sixty (60) days before the filing date of such registration and one hundred eighty (180) days after the effective date thereof (the "Lock-up Period")

     9. TERMINATION. The registration rights set forth in this Registration Rights Agreement shall terminate with respect to a Holder on the Expiration Date or such earlier time as such Registrable Securities are exchanged for or converted into securities in a transaction registered under the Act or at such earlier time as such Holder has sold all Registrable Securities.

     10. NOTICES. Notices may be given in the manner set forth in the Share Purchase Agreement.

     11. GOVERNING LAWS. This Registration Rights Agreement shall be governed by the laws of the State of Texas, U.S.A.

     12. COUNTERPARTS. This Registration Rights Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument. One or more counterpart to this Registration Rights Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     Executed this 22nd day of January, 1998.


                                   IWL COMMUNICATIONS, INCORPORATED

                                        By: /s/ Ignatius W. Leonards
                                           -------------------------
                                        Its:   President
                                            ------------------------


                                        NERA LIMITED

                                        By:
                                           -------------------------
                                        Its:
                                            ------------------------